Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (No. 33-33621, No. 2-99945, No. 333-59727, and No. 333-138458) on Form S-8 of the VF Corporation Retirement Savings Plan for Salaried Employees of our report dated June 22, 2007, which appears in this Form 11-K.
/s/ Dixon Hughes PLLC
Winston-Salem, North Carolina
June 22, 2007

13